As filed with the Securities and Exchange Commission on December 14, 2006

Registration No. 333-138324

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 2
to

FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

HAUPPAUGE DIGITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	91 Cabot Court	11-3227864
(State or other jurisdiction of	Hauppauge, New York 11788	(I.R.S. Employer I.D. No.)
incorporation or organization)	(631) 434-1600
(Name and address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Gerald Tucciarone
Treasurer, Chief Financial Officer and Secretary
91 Cabot Court.
Hauppauge, New York 11788
(631) 434-1600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Herbert W. Solomon, Esq.
Meltzer, Lippe, Goldstein & Breitstone, LLP
190 Willis Avenue
Mineola, New York 11501
(516) 747-0300

          Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a Registration Statement pursuant to General Instruction I.D. or a Post-Effective Amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a Post-Effective Amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number

Exhibit 4.1	Form of Ladokk Warrant granted December 17, 1996. (1)

Exhibit 5.1	Opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP with consent dated December 12, 2006.

Exhibit 23.1	Consent of BDO Seidman, LLP.

(1)	Previously filed

Item 17. Undertakings

(A)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, State of New York, on December 12, 2006.

Hauppauge Digital Inc.
By: /s/ Kenneth Plotkin
KENNETH PLOTKIN
Chief Executive Officer, Chairman of the Board, Vice President of Marketing, (Principal Executive Officer)

By: /s/ Gerald Tucciarone
GERALD TUCCIARONE
Treasurer, Chief Financial Officer and Secretary, (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this registration has been signed below by the following persons on behalf of Hauppauge and in the capacities and as of the date indicated above.

By: /s/ Kenneth Plotkin
KENNETH PLOTKIN
Director
By:
BERNARD HERMAN
Director
By: /s/ Robert S. Nadel
ROBERT S. NADEL
Director
By: /s/ Christopher G. Payan
CHRISTOPHER G. PAYAN
Director
By: /s/ Neal Page
NEAL PAGE
Director
By: /s/ Seymour G. Siegel
SEYMOUR G. SIEGEL
Director

EXHIBIT INDEX

Exhibit Number

Exhibit 4.1	Form of Ladokk Warrant granted December 17, 1996. (1)

Exhibit 5.1	Opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP with consent.

Exhibit 23.1	Consent of BDO Seidman, LLP.

(1)	Previously Filed.